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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Amendment No. 1 to Registration Statement No. 333-50906.

/s/ Arthur Andersen LLP

Boston, Massachusetts

December 19, 2000